Exhibit 10.4

                                   SPACELY LLC
                                 345 PARK AVENUE
                            NEW YORK, NEW YORK 10154

                                                             As of June 27, 2002


PWR Systems, Inc.
3512 Veterans Memorial Highway
Bohemia, New York 11716

         Re: Lease dated as of the 15th day of December, 2001, between Spacely LLC, as landlord (referred to herein as "Owner"), and PWR Systems, Inc., as tenant (referred to herein as "Tenant"), affecting a portion of the Digital Building known as Suite T-115 (the "Demised Premises") and located at 3500 Sunrise Highway (a/k/a known as the Long Island Business and Technology Center), Islip, New York (referred to as the "Building"; said lease, as modified by various written agreements, if any, is collectively referred to herein as the "Lease")

Gentlemen:

          This letter (this "Letter Agreement") is written to set forth our understandings with respect to the Lease, as follows:

     WHEREAS:

          1. Tenant has informed Owner that it is desirous of amending the Lease so as to permit Tenant to install three (3) satellite dishes on the roof of the Building, and, accordingly, has requested that Owner to enter into this Letter Agreement;

          2. Tenant acknowledges and agrees that, as of the date hereof, Tenant is in arrears in its monthly payments of Fixed Rent and additional rent in the aggregate amount of $15,436.28 (the "Arrears"), which are due and owing to Owner under the Lease; and

          3. Owner is agreeable to entering into this Letter Agreement, on the condition that (i) Vincent DiSpigno, the President and CEO of Tenant, executes this Letter Agreement as the hereinafter defined "Guarantor", and (ii) Tenant pays the Arrears to Owner in accordance with the provisions of the Letter Agreement;


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PWR Systems, Inc.
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          NOW, THEREFORE, in consideration of the premises and in order to induce Owner to amend the Lease and to enter into this Letter Agreement, the parties hereto hereby agree as follows:

               FIRST: The Lease is hereby modified as follows:

               A. The following language shall be inserted immediately prior to the word "Alterations." in Article FOURTH of the Lease:

               "SECTION 4.01"; and

               B. The following new Section 4.02 shall be added to and become part of Article FOURTH of the Lease:

               "SECTION 4.02. A. Installation, Maintenance, Operation and Repair of Tenant's Satellite Equipment. Subject to Tenant's compliance with the provisions of this Subdivision A, Tenant may, subject to the provisions of this Lease, install, maintain, upgrade, operate, repair and replace on the roof of the Building three (3) satellite dishes of Tenant, each approximately one (1) meter in diameter (referred to herein, collectively, as the "Dishes", and together with the hereinafter defined "Tenant's Connecting Equipment" and the "Tenant's Future Equipment", sometimes referred to herein, collectively, as "Tenant's Satellite Equipment"). In the event that Tenant seeks to install such Tenant's Satellite Equipment, Tenant shall make a written request for Owner's consent to the installation of Tenant's Satellite Equipment. Such request shall include detailed plans and specifications of the proposed Tenant's Satellite Equipment, its placement on the roof of the Building (including the method of installation and the proposed location of Tenant's cables, conduits and wires (referred to herein as "Tenant's Connecting Equipment") connecting such Dishes to equipment in the Demised Premises running through conduits, pipes or shafts in the Building, the exact location of which shall be designated by Owner. If Owner determines, in Owner's sole judgment, that there is such room, then Tenant shall have the right to install Tenant's Satellite Equipment on the roof of the Building, the exact location of which shall be approved by Owner. All of the foregoing installations of Tenant's Satellite Equipment shall be made at Tenant's sole cost and expense and in accordance with all the provisions of this Lease, including, but not limited to, the provisions of this Article FOURTH and Article ELEVENTH. Owner shall have no responsibility for the maintenance and repair of Tenant's Satellite Equipment and Tenant, at Tenant's sole cost and expense, shall keep all said installations of Tenant's Satellite Equipment in good condition and make all necessary repairs and replacements thereto and to the Building occasioned thereby. Tenant, at Tenant's


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               cost and expense, shall repair any damage to the Building
               occasioned by the installation, maintenance, relocation or removal of such Tenant's Satellite Equipment. Tenant further agrees that the maintenance and operation of Tenant's Satellite Equipment shall comply with the provisions of Article ELEVENTH hereof, including, but not limited to, all Legal Requirements. The installation of Tenant's Satellite Equipment shall be made on behalf of Tenant by a contractor or contractors designated by Tenant and approved by Owner, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant further understands and agrees that the aesthetic characteristics of the Building are of significant commercial importance to Owner and, therefore, Tenant shall ensure that the installed appearance of Tenant's Satellite Equipment will be subject to Owner's prior written approval.

                           B. End of Term. Upon the Expiration Date or sooner
               termination of the Demised Term, Tenant, at Tenant's sole cost and expense, shall remove such installations and make all repairs to the Building occasioned by such removal. If Owner elects, however, to have Tenant's Connecting Equipment remain in the Demised Premises, such installations shall remain in the Demised Premises at no cost and expense to Owner. Tenant's Satellite Equipment and any associated future installations (referred to herein as "Tenant's Future Equipment") shall be subject to such conditions with respect to the installation, operation and maintenance thereof as may reasonably be imposed by Owner, including, but not limited to, those conditions set forth in Subdivision A of this Section 4.02.

                           C. (1) No Interference/Shutdown. Tenant agrees that Tenant's ------------------------
                                   Satellite Equipment shall be designed,
                                   operated, installed and maintained in such a manner that it shall not (i) interfere with any other then existing telecommunication equipment on or in the Building, or (ii) interfere or threaten to interfere with the use of the roof of the Building, or if applicable "set-back", or any other part of the Building by Owner or any tenant, licensee, user or occupant of the Building, including the operation of communication or computer equipment by such person or (iii) create or threaten to create any danger to the health and safety of persons or the Building or to the environment and all other tenants of the Building shall be deemed third party beneficiaries of the foregoing provision with the right to enforce the same. For the purpose hereof, such interference shall include (i) any electrical, electromagnetic or radio frequency interference, (ii) any restrictions or limitation of any space tenants in the Building to conduct their business therein or use or occupy their space, or (iii) the needs of other space


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                                   tenants in the Building. If, in the judgment
                                   of Owner, any such interference or danger shall occur or might occur as a result of the operation of Tenant's Satellite Equipment, then Tenant shall promptly correct or cure such situation at Tenant's sole cost and expense including Tenant's promptly ceasing operation and use of Tenant's Satellite Equipment (except for intermittent testing on a schedule approved by Owner) until the interference or emergency situation has been corrected to the satisfaction of Owner.

                                   If Tenant shall fail to promptly remedy or cure such interference, whether by shutting down of Tenant's Satellite Equipment or otherwise, then, Owner may act, at Tenant's cost and expense, to shut down Tenant's Satellite Equipment to eliminate such interference and/or correct such emergency situation and Owner shall have no liability to Tenant as a result thereof. Any such sums due Owner from Tenant pursuant to the provisions of this Section shall be deemed added to the Fixed Rent and shall be deemed additional rent, paid and collectable as part of such Fixed Rent and such obligation of Tenant shall survive the termination or cancellation of this Lease.

                                   (2) Owner's Relocation Right. Owner reserves the absolute right (referred to herein as "Owner's Relocation Right") to require that Tenant shall relocate Tenant's Satellite Equipment, or any item thereof, to another location in or on the Building. In the event that such relocation is requested by Owner and/or is required by any Legal Requirement or Governmental Authority, then Tenant shall, at Tenant's cost and expense, relocate Tenant's Satellite Equipment to such new location on or before the date set forth in Owner's notice to Tenant of such relocation provided that such date shall not be earlier than thirty (30) days of the date of Owner's notice to Tenant exercising such Owner's Relocation Right.

                                   (3) No Owner Responsibility. Owner shall have no responsibility with respect to any interference with Tenant's Satellite Equipment. Any interference with Tenant's Satellite Equipment shall not be deemed to constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or


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                                   injury to or interruption of Tenant's
                                   business or otherwise. Notwithstanding any right of election on Owner's part to have Tenant's Connecting Equipment remain in the Demised Premises as hereinabove set forth, all other Tenant's Satellite Equipment shall, for all other purposes of this Lease, be deemed Tenant's Personal Property.

                           D. Use. Tenant (or Tenant's agents, as approved or
                  authorized by Owner) shall use Tenant's Satellite Equipment solely for purposes of providing communications services used in the operation of Tenant's business activities as "general offices and computer center for its information technology business". Tenant shall have no right to use Tenant's Satellite Equipment for any other purpose. Without limiting the aforesaid, Tenant is expressly forbidden to use Tenant's Satellite Equipment to provide telecommunications services to any other person or entity. Tenant acknowledges and agrees that Owner may grant similar rights or licenses to other communication companies or tenants of the Building to place similar telecommunications equipment next to Tenant's Satellite Equipment on or in the Building.

                           E. Electricity. Electricity for the use and operation
                  of Tenant's Satellite Equipment shall be provided and charged in the same manner as set forth in Section 6.01 of the Lease, provided, however, Owner shall have no obligation to provide any other utilities for the operation of Tenant's Satellite Equipment and Owner makes no representation as to the availability of such utilities.

                           F. Access. Tenant and Tenant's representatives,
                  approved and authorized by Owner in advance, shall have access to Tenant's Satellite Equipment (x) during regular business hours, if access is not obtained through other tenant spaces of the Building or (y) after regular business hours, if access is obtained solely through other tenant spaces of the Building upon reasonable advance notice to Owner, and, in the event of an emergency with respect to Tenant's Satellite Equipment, upon such advance notice as is reasonably practicable under the circumstances. Such access by Tenant shall be subject in a manner as Owner shall reasonably designate with respect to safety and to prevent interference with the use and operation of the Building by Owner and the other tenants or occupants thereof."


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               SECOND: In consideration of Owner permitting Tenant to install
Tenant's Satellite Equipment, the Fixed Rent reserved in the Lease shall be increased by the sum of FIVE THOUSAND and 00/100 ($5,000.00) DOLLARS per annum from the date of this Letter Agreement to the Expiration Date or sooner termination of the Demised Term, and the monthly installments of Fixed Rent shall be increased accordingly by the sum of FOUR HUNDRED SIXTEEN and 67/100 ($416.67) DOLLARS to conform with such increase in the Fixed Rent.

               THIRD: Tenant agrees that, from and after the date of this Letter Agreement, Tenant shall pay to Owner (in addition to the Fixed Rent and additional rent due and payable under the Lease), on or before the fifteenth
(15th) day of each calendar month, the amount of THREE THOUSAND THREE HUNDRED TWENTY-ONE AND 76/100 ($3,321.76) DOLLARS (the "Monthly Arrears Installments"), on account of, and to be applied towards the reduction of, the Arrears. Owner shall apply such Monthly Arrears Installments towards the reduction of the then remaining outstanding Arrears until such time as the Arrears have been paid in full. In the event that the last Monthly Arrears Installment paid by Tenant results in an over payment of the then outstanding Arrears, Owner shall apply such "overpaid" amount towards the next accruing installment of Fixed Rent. The Monthly Arrears Installments shall be collectable in the same manner as Fixed Rent, and Owner shall have (i) all of the rights and remedies under the Lease and at law to collect same as Fixed Rent, and (ii) the right to find an Event of Default to have occurred under the Lease in the event that Tenant fails to timely pay any Monthly Arrears Installment as aforesaid.

               FOURTH: Capitalized terms in this Letter Agreement shall have the same meaning ascribed to them in the Lease, unless otherwise noted herein.

               FIFTH: Tenant represents and warrants to Owner that no broker was responsible for bringing about this Letter Agreement.

               SIXTH: Except to the extent expressly modified by the provisions of this Letter Agreement, the Lease is hereby ratified and confirmed in all respects.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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               Please execute a copy of this letter agreement at the foot thereof to confirm your agreement with all of the foregoing.

                                     Very truly yours,


                                     SPACELY LLC, OWNER

                                     By: Rudin LITC Associates, Managing Member

                                     By:/s/ William C. Rudin
                                        ------------------------
                                        Name: William C. Rudin
                                        Title: Managing Member

ACCEPTED AND AGREED:

PWR SYSTEMS, INC., TENANT

By: /s/ Vincent DiSpigno
   -------------------------
      Name: Vincent DiSpigno
      Title: CEO